UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2026

XMAX Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-36259	90-0746568
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

6565 E. Washington Blvd., Commerce, CA 90040

(Address of Principal Executive Office) (Zip Code)

(323) 888-9999

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	XMAX	Nasdaq Stock Market

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On September 10, 2026, XMAX, Inc. (the “Company”) received a notification letter (the “Notification Letter”) from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that the Company is not in compliance with Nasdaq Listing Rule 5635(d), which requires prior shareholder approval for transactions, other than public offerings, involving the issuance of 20% or more of the pre-transaction shares outstanding at less than the Minimum Price (as defined in Listing Rule 5635(d)(1)(A)).

As described in the Notification Letter, on December 19, 2025, the Company entered into a Securities Purchase Agreement with two investors to issue 1,187,500 shares of common stock at an offering price of $4.21 per share (the “December Issuance”). The Net Official Closing Price (“NOCP”) for the Company’s common stock was $6.02 as of December 18, 2025, and the five-day average NOCP for the period then ended was $5.98. The December Issuance was priced at $4.21, which is less than the Minimum Price.

Subsequently, in March and April of 2026, the Company entered into five additional private placement transactions. Three of the five additional transactions, specifically 8,500,000 shares for March 9, 2026 transaction, 1,958,000 shares for March 30, 2026 transaction and 8,550,000 shares for April 24, 2026 transaction were issued at a price less than the Minimum Price (the “March and April Discounted Issuances”).

The December Issuance, aggregated with the March and April Discounted Issuances (the “Aggregated Issuance”), represents greater than 20% of the common stock outstanding and was priced below the Minimum Price, and the Company was required to obtain prior shareholder approval under Listing Rule 5635(d).

Under Nasdaq’s rules, the Company has 45 calendar days from the date of the Notification Letter, or until October 26, 2026, to submit a plan to regain compliance with Listing Rule 5635(d). If the Company’s plan is accepted, Nasdaq may grant the Company an extension of up to 180 calendar days from the date of the Notification Letter to evidence compliance. If the Company’s plan is not accepted, the Company will have the opportunity to request a hearing and appeal that decision to a Nasdaq Hearings Panel.

The Company intends to submit a plan to regain compliance within the required timeframe and to take all steps necessary to regain compliance with Listing Rule 5635(d).

The Notification Letter has no immediate effect on the listing or trading of the Company’s common stock on the Nasdaq Stock Market, and the Company’s common stock will continue to trade on the Nasdaq Stock Market under the symbol “XMAX” during the compliance period.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

XMax Inc.

/s/ Xiaohua Lu
Xiaohua Lu
Chief Executive Officer

September 15, 2026